
<ARTICLE>5
<LEGEND>
This schedule contains summary financial information extracted from the OM
Group, Inc. Condensed Consolidated Balance Sheet at March 31, 1999 (Unaudited) and the OM Group, Inc. Condensed Consolidated Statement of Income for the three months ended March 31, 1999 (Unaudited) and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER>1,000



<PERIOD-TYPE>                      3-MOS
<FISCAL-YEAR-END>            Dec-31-1999
<PERIOD-END>                 Mar-31-1999
<CASH>                             9,824
<SECURITIES>                           0
<RECEIVABLES>                     84,636
<ALLOWANCES>                           0
<INVENTORY>                      332,106
<CURRENT-ASSETS>                 455,753
<PP&E>                           356,826
<DEPRECIATION>                    97,974
<TOTAL-ASSETS>                   921,840
<CURRENT-LIABILITIES>            108,470
<BONDS>                                0
<PREFERRED-MANDATORY>                  0
<PREFERRED>                            0
<COMMON>                             240
<OTHER-SE>                       412,975
<TOTAL-LIABILITY-AND-EQUITY>     921,840
<SALES>                          114,113
<TOTAL-REVENUES>                 114,113
<CGS>                             77,004
<TOTAL-COSTS>                     91,310
<OTHER-EXPENSES>                    (415)
<LOSS-PROVISION>                       0
<INTEREST-EXPENSE>                 4,450
<INCOME-PRETAX>                   18,768
<INCOME-TAX>                       5,795
<INCOME-CONTINUING>               12,973
<DISCONTINUED>                         0
<EXTRAORDINARY>                        0
<CHANGES>                              0
<NET-INCOME>                      12,973
<EPS-PRIMARY>                        .55
<EPS-DILUTED>                        .54